Exhibit 99.1

CIM Commercial Trust Provides Update On Plan To Maximize Returns For Shareholders

Sale of Five Properties

DALLAS, TX — March 7, 2019 - CIM Commercial Trust Corporation (NASDAQ & TASE: CMCT) announced today that it has sold five properties as part of its previously announced plan of unlocking embedded value in its portfolio and improving the trading liquidity of its common stock.  The properties are located in Oakland, California and Washington, D.C. and represent more than 50% of the properties that CMCT targeted for sale as part of such plan.  Of the remaining properties targeted for sale, one property in San Francisco, California is expected to be sold in March and three additional properties are being actively marketed for sale.

After the completion of the sales, CMCT intends to provide liquidity to its common stockholders by returning a significant portion of the net proceeds to them.  Further, CMCT expects that shares of CMCT common stock held by its majority stockholder will be distributed to a diverse group of holders, which CMCT expects to be comprised of some of the current investors of such majority stockholder.  CMCT believes that these actions will improve the trading liquidity of its common stock and that the price of CMCT common stock will better reflect the strength of CMCT’s underlying portfolio.

ABOUT CIM COMMERCIAL TRUST CORPORATION

CIM Commercial Trust Corporation is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States.  Its properties are primarily located in Los Angeles, the San Francisco Bay Area and Washington, D.C.  CMCT is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and property management capabilities. (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.”   You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust Corporation on a prospective basis.  Further, statements that include words such as “may,” “will,” “expect,” “target,” “believe,” “intend,” or “could,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CMCT bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances.  The forward-looking statements are necessarily estimates reflecting the judgment of CMCT and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those associated with (i) CMCT’s ability to consummate sales with respect to the properties targeted for sale, (ii) the extent to which capital is returned to stockholders, if at all, and the timing thereof, (iii) the decision of CMCT’s majority stockholder to distribute shares of CMCT common stock to its investors and (iv) general economic, market and other conditions.  For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CMCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Registration Statement on Form S-11 (Reg. No. 333-210880) relating to the Series A Preferred Stock.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof.  These forward-looking statements involve risks, uncertainties and assumptions.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CMCT to predict all of them. Nor can CMCT assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement.  CMCT undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Investor Relations:

Steve Altebrando, 646-652-8473

investors@cimcommercial.com